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EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
InKine Pharmaceutical Company, Inc.

We consent to the use of our report dated August 11, 1999, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

KPMG LLP
Philadelphia, Pennsylvania
January 19, 2000